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                                                                     EXHIBIT 14


TECUMSEH PRODUCTS COMPANY
CORPORATE POLICY

200.10   CODE OF ETHICAL CONDUCT FOR FINANCIAL MANAGERS

1.0      STATEMENT OF PURPOSE

The Company has adopted a Code of Ethics for its senior executive and financial officers, and principal accounting officer or controllers or persons performing similar functions.

2.0      DEFINITION

Code of ethics is defined to mean such standards as are reasonably necessary to promote:

         - Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

         - Full, fair, accurate, timely and understandable disclosure in the periodic reports required to be filed by the issuer; and

         - Compliance with applicable governmental rules and regulations.

3.0      POLICY

The Chief executive officer, Chief Financial Officer, Corporate Controller, Manager of Financial Reporting, and controller or principal accounting manager of each business unit must annually read and sign the Code of Ethical Conduct for Financial Managers. (See Exhibit 1 for the Code of Ethical Conduct for Financial Managers.)

4.0      ADMINISTRATION

         4.1 Administration of the Code of Ethical Conduct for Financial Managers is under the direction of the Company's Chief Executive Officer.

         4.2 All executive and management employees of Tecumseh Products Company, its Divisions and Subsidiaries, and such other employees as are designated by the Chief Executive Officer, will annually certify that they are aware of the principles of the Ethical Code of Conduct for financial managers and that they will comply and remain in compliance with the standards established by the Code of Ethical Conduct for Financial Managers.

         4.3 In January of each year, the Office of the Chief Financial Officer will send new forms for signature to applicable key management and financial personnel that are required to sign the Code of Ethical Conduct for Financial Managers. There will be accountability for all forms to ensure that all forms are properly signed and returned to the Chief Financial Officer's Office.

         4.4 Internal Audit will be responsible for compliance to this policy.

5.0      ENFORCEMENT

         5.1 Employees who violate this Code of Ethical Conduct for Financial Managers are subject to appropriate disciplinary action, including discharge.

         5.2 Appropriate cases may also be referred for criminal prosecution and/or civil action.